Exhibit 99.1 Rim Semiconductor Company Acquires Broadband Distance Systems, Inc. from UTEK Corporation

Tampa, FL, Portland, OR & Urbana, IL -- (Business Wire) – January 30, 2008 – UTEK Corporation (AMEX & LSE-AIM: UTK), an open innovation company focused on technology transfer, and Rim Semiconductor Company (OTCBB: RSMI), a company that develops technology for telecommunications service providers to deliver demanding new video and data services with lower network costs, are pleased to announce that Rim Semiconductor has acquired Broadband Distance Systems, Inc., a wholly owned subsidiary of UTEK, in a stock transaction.

Broadband Distance Systems, Inc. contains a worldwide exclusive license to a technology developed by researchers at the University of Illinois. They have developed an algorithm designed to enhance power allocation in telecommunications systems that use multicarrier modulation protocol. The algorithm serves to improve the achievable data rate or the signal-to-noise ratio, reducing errors in the transmission.

“We are very excited about working with Rim Semiconductor as they help to develop and commercialize our technology,” said Sean Reeder, Senior Technology Manager at the University of Illinois at Urbana-Champaign.

“We are enthusiastic about the potential for this technology, said Brad Ketch, Chief Executive Officer at Rim Semiconductor. “We believe that it can enhance our exciting IPSL™ technology and thus help telephone companies around the world serve their customers with new video and data services.”

"UTEK is pleased to consummate this technology transfer with Rim Semiconductor," said Joel Edelson, Vice President of Technology Licensing at UTEK Corporation.

About the University of Illinois at Urbana-Champaign

The University of Illinois at Urbana-Champaign is a world-class research institution boasting a respected faculty, high national rankings, and state-of-the-art facilities. The University’s accomplishments include twenty Nobel Laureates among its faculty and alumni and a history of ground-breaking research. Annually, the University spends more than $500 million in research expenditures, placing it among the United States’ top engines of innovation. For more information about licensing University technologies, please visit
www.otm.uiuc.edu.

About Rim Semiconductor Company

Rim Semiconductor Company develops technology for telecommunications companies to deliver demanding new video and data services with lower network costs. The company’s products allow data to be transmitted at greater speed and across extended distances over existing copper wire—all with the highest quality of service—for a better end-user experience. For more information about Rim Semiconductor, please visit www.rimsemi.com.

About UTEK Corporation

UTEK® is an open innovation service company. UTEK’s services enable companies to innovate more rapidly with the acquisition of externally developed technologies from universities and research laboratories worldwide and through the out-licensing of their intellectual property. UTEK is a business development company with operations in the United States, United Kingdom and Israel. For more information about UTEK, please visit its website at www.utekcorp.com.

Forward-Looking Statements

Certain matters discussed in this press release are "forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as UTEK or Rim Semiconductor "expects," "should," "believes," "anticipates" or words of similar import. Similarly, statements that describe UTEK's or Rim Semiconductor’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK or Rim Semiconductor, as appropriate, and the valuation of UTEK's investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UTEK and Rim Semiconductor believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and UTEK or Rim Semiconductor do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK's operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized and realized gains and losses of companies in its portfolio, UTEK's dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these and other factors, current results may not be indicative of UTEK's future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK's filings with the Securities and Exchange Commission.

Contacts:
UTEK Corporation
USA:
Tania Bernier
813-754-4330 x 223
UK:
Bankside Consultants
Steve Liebmann or Simon Bloomfield
+ 44 (0) 20-7367-8883

Rim Semiconductor Company
Brad Ketch
503-257-6700

University of Illinois
Sean Reeder
217-244-9104